UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 30, 2012

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-07882	94-1692300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 7, 2012, Advanced Micro Devices, Inc. (the “Company”) filed a Current Report on Form 8-K announcing that Mr. Emilio Ghilardi, former Senior Vice President and Chief Sales Officer of the Company, left the Company effective February 7, 2012.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2012, the Company and Mr. Ghilardi entered into an Executive Resignation Agreement and General Release (the “Separation Agreement”) which provides, among other things, that Mr. Ghilardi will receive a lump sum separation payment of $800,000 from the Company subject to Mr. Ghilardi’s compliance with the terms of the Separation Agreement. The Separation Agreement also includes a customary release from Mr. Ghilardi.

The paragraph above is a brief description of the terms and conditions of the Separation Agreement, is not a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Executive Resignation Agreement and General Release, dated April 30, 2012, between Advanced Micro Devices, Inc. and its subsidiaries, joint ventures or other affiliates and Emilio Ghilardi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2012	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry A. Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Executive Resignation Agreement and General Release, dated April 30, 2012, between Advanced Micro Devices, Inc. and its subsidiaries, joint ventures or other affiliates and Emilio Ghilardi.